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                                   EXHIBIT 21
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                         Subsidiaries of the Registrant
                         ------------------------------



The Registrant has the following wholly owned subsidiaries which do business under their respective legal names:


Name                                               Place of Incorporation
----                                               ----------------------

WD-40 Products (Canada) Ltd.                       Ontario, Canada

WD-40 Company Limited                              London, England

WD-40 Company (Australia) Pty. Limited             New South Wales, Australia